Exhibit 21.0


                        SUBSIDIARIES OF MAGMA COPPER COMPANY



DOMESTIC CORPORATIONS
=====================
                                            State of          Business
Name                                      Incorporation         Name
- -----------------------------------      ---------------    ------------
Magma Arizona Railroad Company               Arizona           MARRCO

San Manuel Arizona Railroad Company          Arizona           SMARRCO

Magma Gold, Ltd.                            Delaware         Magma Gold

Magma Nevada Mining Company                 Delaware        Magma Nevada

Magma Limited Partner Co.                   Delaware        Magma Limited

Magma Metals Company                        Delaware        Magma Metals

Magma Consulting, Inc.                      Delaware      Magma Consulting

Magma Mexico Exploration
  Corporation                               Delaware        Magma Mexico

Magma Copper Chile, Inc.                    Delaware         Magma Chile



FOREIGN CORPORATIONS
====================
                                            County of         Business
Name                                      Incorporation         Name
- -----------------------------------      ---------------    ------------
Magma Tintaya S.A.                            Peru          Magma Tintaya

Global Magma, Ltd.                        Cayman Islands    Global Magma